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Ex.23.2 CONSENT OF COUNSEL

                             Warren J. Soloski, Esq.
                       11300 West Olympic Blvd., Suite 800
                          Los Angeles, California 90064
                                 (310) 477-9742

December 27, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Fonefriend Inc. - Form S-8

Dear Sir/Madame:

         I have acted as counsel to Fonefriend Inc., a Delaware corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 4,600,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's 2002 Non-Employee Director and Consultant Retainer Stock Plan and Employee Incentive Stock Plan as "Award Shares" and Option Shares". I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

Sincerely,


/s/ Warren J. Soloski
Warren J. Soloski, Esq.